Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, WA — (Marketwired) — 01/30/14 — Costco Wholesale Corporation (“Costco” or the “Company”) (NASDAQ: COST) announced that today its Board of Directors declared a quarterly cash dividend on Costco common stock of 31 cents per share. The dividend is payable on February 28, 2014, to shareholders of record at the close of business on February 14, 2014.

Costco currently operates 648 warehouses, including 461 in the United States and Puerto Rico, 87 in Canada, 33 in Mexico, 25 in the United Kingdom, 18 in Japan, 10 in Taiwan, nine in Korea and five in Australia. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom and Mexico.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, amounts expected to be spent on expansion plans, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100